Exhibit “23.2” (Consent of Mayer Hoffman McCann, PC)

Mayer Hoffman McCann P.C.
An Independent CPA Firm
11440 Tomahawk Creek Parkway
Leawood, Kansas 66211
913-234-1900 ph
913-234-1100 fx
www.mhm-pc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the use of our report, dated February 14, 2011, on the balance sheet and statements of operations and cash flows of Bigelow Income Properties, LLC as of December 31, 2010, and for the year ended (and to all references to our Firm) included in or made a party of this Registration Statement on Form S-11.

/s/ Mayer Hoffman McCann P.C.

Leawood, Kansas
February 14, 2011

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